HIGHLAND HOSPITALITY CORPORATION

and

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

WARRANT AGREEMENT

Dated as of December 19, 2003

WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”) is made as of December 19, 2003 between HIGHLAND HOSPITALITY CORPORATION, a Maryland corporation (the “Company”),as the issuer of the Warrants (as defined below) and FRIEDMAN, BILLINGS, RAMSEY & CO., INC. (“FBR”).

RECITALS

A In connection with its initial public offering (the “Offering”), the Company proposes to sell, pursuant to an Underwriting Agreement dated December 15, 2003 (the “Underwriting Agreement”) between the Company and FBR, as representative of the underwriters named therein, 30,000,000 shares (the “Initial Shares”) of Common Stock, par value $.01 per share, of the Company (the “Common Stock”), to certain underwriters, for which FBR is acting as lead representative (the “Underwriters”) and up to 4,500,000 shares of Common Stock, to cover over-allotments, if any.

B. The Company deems it advisable, in consideration for the services rendered to the Company by FBR as lead underwriter in connection with the Offering, to issue to FBR warrants (the “Warrants”) entitling the holders thereof to purchase 888,488 shares of Common Stock on the terms and conditions set forth herein. The shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares.”

C. The Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF WARRANT

CERTIFICATES

SECTION 1.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in temporary or definitive fully registered form (the “Warrant Certificates”) substantially in the form of Exhibit A and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as consistently herewith may be determined by the officers executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of shares of Common Stock stated therein, adjusted as provided for in Article III hereof, upon payment of the Exercise Price (as defined in Section 2.01).

SECTION 1.02. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Treasurer or a Vice President of the Company and shall be attested by the manual or facsimile signature of the

Secretary or an Assistant Secretary of the Company. In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

SECTION 1.03. Issuance, Delivery and Registration of Warrant Certificates. The Company shall issue and deliver, at the closing of the sale of the Initial Shares to the Underwriter as provided in the Underwriting Agreement, to FBR or its permitted designees, a Warrant Certificate representing the Warrants, in substantially the form of Exhibit A. Additionally, the Company shall sign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously signed Warrant Certificates as hereinafter provided. The Company shall maintain books for the registration of transfer and registration of Warrant Certificates (the “Warrant Register”).

SECTION 1.04. Transfer and Exchange of Warrant Certificates. The Company, from time to time, shall register the permitted transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Warrantholder (as defined in Section 5.12) or the Warrantholder’s attorney duly authorized in writing, and evidence, satisfactory to the Company, of compliance with the provisions of Section 5.04. Upon any such registration of transfer, a new Warrant Certificate shall be signed by the Company and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the principal office of the Company, with written instructions, for other Warrant Certificates signed by the Company entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of shares of Common Stock as the Warrant Certificate so surrendered. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

ARTICLE II

SHARES OF COMMON STOCK ISSUABLE, EXERCISE PRICE, EXPIRATION DATE

AND EXERCISE OF WARRANTS

SECTION 2.01. Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time from the closing date of the sale of the Initial Shares pursuant to the Underwriting Agreement (the “Closing Date”) until the close of business on the fifth anniversary of the Closing Date (or, if such date is not a Business Day (as defined below), the first following Business Day) the number of shares of Common Stock stated therein, adjusted as provided in Article III, upon payment of $10 per share (which price is equal to the initial public offering price), adjusted as provided in Article III. Such price, as it may be adjusted from time to time as provided in Article III, is referred to as the “Exercise Price.” Each share of Common Stock issuable upon exercise of a Warrant is referred to as a “Warrant Share.” Each Warrant not exercised during the period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, at the end of such period. For purposes of this Agreement, the term “Business Day” means any day of the week other than a Saturday, Sunday or a day which in The City of New York or in the city in which the principal office of the Company is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

SECTION 2.02. Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Company, with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and signed, and by paying in full to the Company (i) in cash, or (ii) by certified or official bank check or (iii) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are then being exercised and any applicable taxes, other than taxes that the Company is required to pay under subsection (d) below. A Warrantholder may exercise such holder’s Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrant Shares.

(b) As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which such Warrants are then being exercised, the Company shall requisition from the transfer agent for the shares of Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled, registered in the name of such Warrantholder or as such Warrantholder shall direct to the Company in writing. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in Section 2.03, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Warrant shall not have been exercised. The Company will cancel all Warrants so surrendered.

(c) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Company and payment of the Exercise Price and any applicable taxes was made to the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

(d) The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company’s satisfaction that the tax has been paid or that no tax is due.

SECTION 2.03. No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, as reasonably determined by the Company.

SECTION 2.04. Cancellation of Warrants. The Company shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall mark as canceled any such Warrant Certificates.

ARTICLE III

ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.;

RESERVATION OF SHARES OF COMMON STOCK; PAYMENT OF TAXES

SECTION 3.01. Adjustment of Exercise Price and Number of Warrant Shares.(a) The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) For purposes of making adjustments of the Exercise Price pursuant to this Article III, the “Current Market Price” shall be determined as of the date of the grant, issuance or sale, whichever is earlier, as the case may be, giving rise to the adjustment and shall be equal to the last sale price with respect to shares of Common Stock as reported on the New York Stock Exchange on such date. If there are no reported transactions on the New York Stock Exchange on such date, the “Current Market Price” shall be the average of the highest current independent bid and lowest current independent offer for the shares.

(c) Notwithstanding anything herein to the contrary, the Exercise Price and Number of Warrant Shares shall not be adjusted if (i) the sale price of any shares of Common Stock is equal to or greater than the Current Market Price as of the date of the Company’s commitment to sell, (ii) the exercise price of any Options (determined as described in the relevant sections of any Options (as defined in Section 3.03(a)) is equal to or greater than 95% of the Current Market Price as of the date of grant, (iii) the sale or issuance price (determined as described in Section 3.03(b)) of any Convertible Securities (as defined in Section 3.03(a)) is equal to or greater than the Current Market Price as of the date of the Company’s commitment to sell or (iv) notwithstanding clause (i) and (iii) any shares of Common Stock or Convertible Securities are issued or sold in a firm commitment underwritten registered public offering or in a private placement in which shares of Common Stock are issued at a market rate discount.

SECTION 3.02. Exercise Price Adjustment Formula. Subject to Section 3.01, if, during the period in which Warrants are exercisable, the Company sells any shares of Common Stock for a price per share that is less than the Current Market Price in effect at the time of such sale, the Exercise Price immediately shall be adjusted by multiplying the Exercise Price by (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately prior to such sale multiplied by the Current Market Price at the time of such issuance or sale and (ii) the total consideration received and deemed (in accordance with the provisions of Section 3.03) to be received by the Company upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the Current Market Price, minus (ii) the consideration received.

SECTION 3.03. Constructive Issuance of Shares. (a) Subject to Section 3.01, if the Company grants any rights, warrants or options (collectively referred to as “Options”) to subscribe for or purchase any shares of Common Stock or any securities (collectively referred to as “Convertible Securities”) convertible into or exchangeable for shares of Common Stock, whether or not any such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total consideration received or receivable by the Company for the granting of such Options, plus any additional consideration payable to the Company upon the exercise of such Options, plus in the case of any such Options which relate to Convertible Securities, any additional consideration payable to the Company upon the conversion or exchange thereof by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities) shall be less than the Current Market Price in effect as of the time of granting such Options, the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of all Convertible Securities issuable upon the exercise of such Options shall be deemed, upon the granting of such Options, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(b) Subject to Section 3.01, if the Company issues or sells any Convertible Securities (other than securities referred to in Section 3.03(a)), whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total consideration received or receivable by the Company for the issue or sale of such Convertible Securities, plus any additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) shall be less than the Current Market Price in effect as of the time of such issue or sale of the Convertible Securities, the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed, upon the issue or sale of such Convertible Securities, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon conversion or exchange of any such Convertible Securities.

(c) Subject to Section 3.01, if the exercise price provided for in any Option referred to in Section 3.03(a), or the rate at which any Convertible Security referred to in Section 3.03(a) or Section 3.03(b) is convertible into or exchangeable for shares of Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained had the adjustments made and required to be made under this Section 3.03 upon the grant, issuance or sale of such Options or such Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and the total consideration received therefor, (ii) the issuance of all shares of Common Stock and all other Options or Convertible Securities and the total consideration received therefor and (iii) the original issuance at the time of such change of exercise price or rate of any such Options or Convertible Securities then outstanding and the total consideration received therefor. On the expiration of any such Option or the termination of any such right to convert or exchange any such Convertible Securities, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained (iv) had the adjustments made upon the issuance of such Options or such Convertible Securities been made upon the issuance of only the number of shares of Common Stock actually delivered and the total consideration received therefor upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and (v) had adjustments been made on the basis of the Exercise Price as adjusted under clause (iv) of this Section 3.03(c) for all issues or sales of shares of Common Stock, Options or Convertible Securities made after the issuance of such Options or Convertible Securities. If the exercise price provided for in any Option referred to in Section 3.03(a), or the rate at which any Convertible Security referred to in Section 3.03(a) or Section 3.03(b) is convertible or exchangeable for shares of Common Stock, shall decrease at any time pursuant to applicable provisions thereof designed to protect against dilution, the Exercise Price immediately shall be decreased in the case of delivery of shares of Common Stock upon the exercise of any such Option or upon the conversion or exchange of any such Convertible Securities, to the Exercise Price that would have obtained had the adjustments made upon the issue or sale of such Option (as defined in Section 3.03(a)) or such Convertible Security (as defined in Section 3.03(b)) been made upon the basis of the issuance of the shares of Common Stock so delivered and the total consideration received therefor.

(d) If any shares of Common Stock or any Convertible Securities or any Option shall be issued or sold for cash, the consideration received by the Company shall be deemed to be the amount paid by the purchaser therefor without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any shares of Common Stock or any Convertible Securities or any Option shall be issued or sold for a consideration other than cash, the consideration received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any shares of Common Stock or any Convertible Securities or any Option shall be issued in connection with a merger of another corporation into the Company, the consideration received by the Company shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board of Directors shall reasonably determine to be attributable to such shares of Common Stock or such Option or Convertible Securities, as the case may be.

SECTION 3.04. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in shares of Common Stock or Convertible Securities, the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after such declaration. All shares of Common Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

SECTION 3.05. Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

SECTION 3.06. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the shares of Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Common Stock, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon exercise of the Warrants upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of Warrant Shares otherwise issuable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made so that the provisions of this Agreement shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive, subject to payment of the Exercise Price.

SECTION 3.07. Covenant to Reserve Shares for Issuance on Exercise.(a) At all times the Company will cause an appropriate number of shares of Common Stock to be duly and validly authorized and reserved and will keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of shares of Common Stock, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued and, upon payment of the Exercise Price, fully paid and non-assessable. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose. Prior to or upon the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon any securities exchange upon which shares of Common Stock are then listed.

(b) The Company shall authorize and direct its current and future transfer agents for the shares of Common Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, no shares shall be reserved in respect of such Warrants.

SECTION 3.08. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Notice of Change in Securities Issuable and Exercise Price. Whenever the securities issuable or deliverable in exchange for Warrants are or the Exercise Price is changed pursuant to this Article III, the Company promptly shall mail to each Warrantholder a notice, executed by its Chief Financial Officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of the change. Failure to publish such notice, or any defect in such notice, shall not affect the legality or validity of any such change.

SECTION 3.09. References to Common Stock. Unless the context otherwise indicates, all references to Common Stock in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

ARTICLE IV

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

SECTION 4.01. No Rights as Shareholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote at, or to receive notice of, any meeting of shareholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by such holder’s Warrant or Warrant Certificate.

SECTION 4.02. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, a new Warrant Certificate of like tenor and exercisable for an equivalent number of shares of Common Stock as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

SECTION 4.03. Liquidation, Merger, etc.; Notice to Warrantholders. If:

(a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

(b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Stock); or

(c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Stock is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or such other merger or transaction described in Section 3.06 hereof; or

(d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be mailed at the same time as any notice of such transaction shall be given to holders of Common Stock in the case of a notice pursuant to (i) above at least ten calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least 20 calendar days before the earlier of the dates specified. Notwithstanding the foregoing, a press release or filing by the Company with the Securities and Exchange Commission containing the information required by this Section 4.03 shall be deemed to constitute notice to the Warrantholders required by this Section 4.03.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Registration of Warrant Shares.

(a) The Company shall cause the Warrant Shares to be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the first anniversary of the effective date (the “Effective Date”) of the registration statement (No. 333-108671) filed by the Company on Form S-11 under the Securities Act of 1933 and will use its best efforts to keep such registration effective through the close of business on the fifth anniversary of the Effective Date.

(b) If, at any time prior to the close of business on the fifth anniversary of the Effective Date, there is no registration statement in effect for the Warrant Shares, the Company, upon the written request of the holders of the Warrants and of Warrant Shares representing an aggregate of 50% or more of the Warrant Shares, will file with the Securities and

Exchange Commission under the Securities Act, such registration statements and amendments thereto and such other filings as may be required to permit the public offering and sale of such Warrant Shares in compliance with the Securities Act. The Company shall be required to register Warrant Shares no more than once pursuant to this Section 5.02(b).

(c) Each holder of Warrants shall pay any transfer tax payable with respect to such holder’s Warrant Shares and the fees and expenses of such holder’s counsel. All other expenses of registration under Section 5.02(a) or Section 5.02(b) shall be borne by the Company.

(d) The Company will agree to indemnify the holders of Warrant Shares that are included in a registration statement or amendments to existing registration statements pursuant to this Section 5.02 substantially to the same extent as the Company has agreed to indemnify the Underwriters in the Underwriting Agreement and such holders will agree to indemnify the Company and any Underwriter with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company in the Underwriting Agreement.

SECTION 5.02. Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

SECTION 5.03. Negotiability and Ownership. The Warrants issued hereunder shall not, for a period of one year following the Effective Date, be sold, transferred, assigned or hypothecated by the holders thereof except (a) to persons who are directors, officers or affiliates of FBR who represent to the Company that they are “accredited investors” as that term is defined in Rule 501 under Regulation D of the Securities Act or (b) in the case of an individual, pursuant to such individual’s last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act and Rule 2710 of the National Association of Securities Dealers, Inc. Manual, or any successor rule. For the purposes of this Section 5.03, the terms “officers,” and “partners” shall refer to those persons who are officers or partners, as the case may be, of FBR or any of its affiliates, as the case maybe, or who become officers or partners of FBR or any of its affiliates at any time before the expiration of the Warrants regardless of whether such persons are officers or partners of FBR or any of its affiliates at the time they sell, transfer, assign or hypothecate a Warrant. Any attempt to sell, transfer, assign or hypothecate in contravention of this Section shall be null and void.

SECTION 5.04. Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED DECEMBER 19, 2003 BETWEEN HIGHLAND HOSPITALITY CORPORATION AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT

REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT.”

(b) Each certificate representing Warrant Shares, unless registered pursuant to Section 5.01, shall contain a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED DECEMBER 19, 2003, BETWEEN HIGHLAND HOSPITALITY CORPORATION AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE.”

SECTION 5.05. Supplements and Amendments.(a) Notwithstanding the provisions of Section 5.05(b), FBR, without the consent or concurrence of the registered holders of the Warrants, may enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.06, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

(b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company at any time and from time to time by supplemental agreement or amendment may add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment, without the consent of the registered holder of each outstanding Warrant affected thereby, shall:

(i) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable; or

(ii) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

SECTION 5.06. Notices. Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Representative), as follows:

Highland Hospitality Corporation
8405 Greensboro Drive, Suite 500
McLean, Virginia 22102
Attention: President

with a copy to

Highland Hospitality Corporation
8405 Greensboro Drive, Suite 500
McLean, Virginia 22102
Attention: General Counsel

Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on FBR shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Representative with the Company), as follows:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: James R. Kleeblatt

Any notice or demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

SECTION 5.07. Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificate shall be governed by the law of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

SECTION 5.08. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

SECTION 5.09. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatsoever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary. The terms “Warrantholder” and “holder of any “Warrants” and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

SECTION 5.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Company. The Company may require any such Warrantholder to submit his Warrant Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

SECTION 5.11. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

SECTION 5.12. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ Tracy M. J. Colden
Name: Tracy M. J. Colden
Title: Executive Vice President

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleebatt
Name: James R. Kleebatt
Title: Senior Managing Director

Exhibit A

FORM OF WARRANT CERTIFICATE

No. 1	888,488 Warrants

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED DECEMBER 19, 2003 BETWEEN HIGHLAND HOSPITALITY CORPORATION AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT.

WARRANTS

TO PURCHASE SHARES OF COMMON STOCK OF

HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation, a Maryland corporation (the “Company”), for value received, hereby certifies that

Friedman, Billings, Ramsey & Co., Inc.

or registered assigns, is the owner of the number of Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the “Warrant Agreement”), to purchase from the Company at any time, or from time to time, from the first anniversary of the date of original issuance of the Warrants to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the “Exercise Period”), the number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) described in the Warrant Agreement (each share of Common Stock issuable upon exercise of a Warrant is referred to as a “Warrant Share”). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Warrant represented by this Warrant Certificate shall be $10 per share, as it may be adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Warrant exercised at the time of exercise. The term “Exercise Price” as used herein refers to the foregoing price per share in effect at the time of exercise of the Warrants.

This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the principal office of the Company, with the form of Election to Exercise on the reverse hereof duly filled in and signed, and upon payment in full to the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of December 19, 2003 (the “Warrant Agreement”), between the Company and Friedman, Billings, Ramsey & Co., Inc., and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. A copy of the Warrant Agreement is available for inspection by the registered holder at the principal office of the Company upon presentation of this Warrant Certificate.

The Company shall not be required upon the exercise of the Warrants represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If the Warrants represented by this Warrant Certificate are not exercised in full, the Company will issue to the Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which the Warrants shall not have been exercised.

This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the principal office of the Company for new Warrant Certificates representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the principal office of the Company by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Company, the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a shareholder of the Company.

The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of Maryland and for all purposes shall be construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: December 19, 2003

HIGHLAND HOSPITALITY CORPORATION

(CORPORATE SEAL)	By:	/s/ Tracy M.J. Colden
Name: Tracy M.J. Colden
Title: Executive Vice President
ATTEST: _________________________

ELECTION TO EXERCISE

(To be executed upon exercise of Warrant)

TO. :

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                      shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $                    .

Please issue a certificate or certificates for such shares of Common Stock in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:		Name

Address
Signature

Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below.

Dated: ,

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received,                          hereby sells, assigns and transfer unto                          the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                          attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:                         ,

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate